UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2013, FARO Technologies, Inc. (the “Company”), entered into an employment agreement (the “Agreement”) with Kathleen Hall, pursuant to which Ms. Hall will serve as the Company’s Senior Vice President and Managing Director – Americas of the Company effective as of July 15, 2013. Under the Agreement, Ms. Hall will receive base salary at the rate of $325,000 per year and is eligible to participate in the Company’s bonus and equity award program, with a target award value of 40% and 100%, respectively, reflected as a percentage of her base salary. Pursuant to the Agreement, in the event Ms. Hall’s employment is terminated by the Company other than for “cause” or disability or by Ms. Hall for “good reason” (as such terms are defined in the Agreement), Ms. Hall will be entitled to receive severance equal to her annual base salary, payable in approximately equal installments over a 12-month period (provided that she has executed and not revoked a general release of claims and covenant not to sue in favor of the Company and complies with certain non-competition restrictions), and her outstanding and unvested stock options and restricted stock units will become fully vested as of the date of termination. In addition, by virtue of her appointment as an executive officer, Ms. Hall will be covered by the Company’s Change in Control Severance Policy, as amended, which policy is described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 12, 2013. Ms. Hall is subject to non-competition restrictions during the term of the Agreement and confidentiality obligations that survive the employment relationship.

In connection with her commencement of employment, Ms. Hall received an option to purchase 26,252 shares of Company common stock, which vest in three equal annual installments beginning on the first anniversary of the date of grant.

The forgoing description is qualified in its entirety by reference to the Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

On July 15, 2013, the Company issued a press release announcing Ms. Hall’s appointment as Senior Vice President and Managing Director – Americas. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Other Events.

On July 12, 2013, the Company issued a press release announcing that it entered into a settlement agreement with Nikon Metrology, Inc. (formerly Metris U.S.A., Inc.) and its affiliates in resolution the pending patent litigation in the case captioned Metris U.S.A., Inc., et al. v. Faro Technologies, Inc., Civil Action No.: 08-cv-11187 (PBS). A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 and Exhibit 99.2 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement between FARO Technologies, Inc. and Kathleen Hall, dated as of July 15, 2013.

99.1	Press release dated July 15, 2013.

99.2	Press release dated July 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO TECHNOLOGIES, INC. (Registrant)

Date: July 17, 2013	/s/ Keith Bair
By: Keith Bair
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between FARO Technologies, Inc. and Kathleen Hall, dated as of July 15, 2013.

99.1	Press release dated July 15, 2013.

99.2	Press release dated July 12, 2013.